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                               EXHIBIT 10.4

                      CHEMICAL FINANCIAL CORPORATION
                    SUPPLEMENTAL RETIREMENT INCOME PLAN
                        Adopted May 20, 1985 and as
                       Amended August 15, 1988 and
                             December 21, 1992



1.   PURPOSE OF THE PLAN

     The purpose of the Chemical Financial Corporation Supplemental Retirement Income Plan (the "Plan") is threefold: (i) to reimburse a Corporate Officer of Chemical Financial Corporation (the "Company") for any reduction in his benefit payments under the Chemical Financial Corporation Employees' Pension Plan (the "Pension Plan") which may be caused by the limitations imposed thereon by Section 415 of the Internal Revenue Code (the "415 Limit" or Section 401(a)(17) of the Internal Revenue Code (the "401(a)(17) Limit"); (ii) to provide incentive and reward to such officer through additional retirement income in recognition of this meritorious service and material contribution to the Company's continued growth and development; and
     (iii) to assist the Company in retaining and attracting high caliber key executives upon whose efforts the future successful and profitable operation of its business is dependent.

2.   EFFECTIVE DATE

     This Plan was approved and adopted by the Board of Directors of Chemical Financial Corporation as of May 20, 1985 and amended as of August 15, 1988 and December 21, 1992.

3.   PARTICIPANTS IN THE PLAN

     The Plan is administered by a committee appointed by the Board of Directors consisting of not less than three members of the Board of Directors (the Compensation Committee). The Plan empowers the Compensation Committee to grant such key employees of the Company and its Subsidiaries as shall be selected from time to time by the Committee, participation rights in the Plan.

4.   PENSION PLAN BENEFITS

     For purposes of this section, "Unrestricted Pension Benefit" means the amount which would have been payable from the Pension Plan if the 415 Limit or 401(a)(17) Limit did not apply, calculated as of the participant's date of retirement based on the applicable optional


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     payment method.  "Restricted Benefit Amount" means the amount actually payable from the Pension Plan calculated as of the participant's date of retirement based on the applicable optional payment method.

     Pension Plan benefits are only available to a participant who is employed by the Company immediately prior to his normal or early retirement from the Company under the terms of the Pension Plan.

     A participant who retires pursuant to the normal or early retirement provisions of the Pension Plan and elects benefits from the Pension Plan shall, subject to approval by the Committee, receive a monthly supplement from the Plan. The supplement shall be equal to the difference between (i) the Unrestricted Pension Benefit and (ii) the Restricted Benefit Amount, both calculated according to the form of payment elected for his Pension Plan Benefits. In the event the participant's death and payment election from causes a Pension Plan payment to a beneficiary, a portion of the supplement shall be paid to such beneficiary during the period of any related Pension Plan payment. The portion of the supplement to be paid (if any) shall equal the portion of the participant's Pension Plan benefit which is continued for such beneficiary(ies).

     However, upon a Change in Control (as hereafter defined), each participant or his/her recognized survivor shall be paid the present value of the benefit accrued under the Supplemental Plan in the following manner:

     a. If an active employee or former employee with a deferred benefit who is eligible to retire, the participant's benefit shall be calculated as if the participant terminated employment and then retired and elected to receive the 100% Joint Annuitant Option benefit as of the last day of the month immediately preceding the Change in Control.

     b. If an employee or former employee who is not eligible to retire, the participant's benefit shall be calculated as if the participant terminated employment and then elected to receive the lump sum equivalent of a vested deferred benefit as of the last day of the month immediately preceding the Change in Control.

     All amounts shall be paid in a single lump sum within 90 days of the Change in Control unless the participant consents to another form of payment.

     For purposes of the Supplemental Plan, a Change in Control shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated



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     under the Securities Exchange Act of 1934, as amended (the "Exchange
     Act"), whether or not the Company is then subject to such reporting requirement; provided that, without limitation, a Change in Control shall be deemed to have occurred if: (i) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, or any syndicate or group deemed to be a person under
     Section 14(d)(2) of the Exchange Act, is or becomes the "beneficial owner" (as defined in rule 13D-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 20 percent or more the of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company; or (ii) during any period of two (2) consecutive years (not including any period prior to the adoption of this amendment), individuals who at the beginning of such period constitute the Board of Directors and any new directors whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least three-quarters (3/4) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

     For purposes of this lump sum payment in the event of a Change in Control, the present value of the accrued benefit shall be calculated using such actuarial assumptions as the Compensation Committee shall adopt from time to time.

5.   ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Compensation Committee. The Committee shall have all such powers that may be necessary to carry out the provisions of the Plan in the absence of any action by the Board, including without limitation, the power to delegate administrative matters to other persons, to construe and interpret the Plan, to adopt and revise the rules, regulations and forms relating to and consistent with the Plan's terms and to make any other determinations which it deems necessary or advisable for the implementation and administration of the Plan provided, however, that the right and power to amend and/or terminate the Plan are reserved exclusively to the Board. Subject to the foregoing, all decisions and determinations by the Committee shall be final, binding and conclusive as to all parties including, without limitation, the Company, any participant hereunder and all other employees and persons.

6.   SOURCE OF BENEFIT PAYMENTS

     No fund or other assets of the Company shall be segregated and attributable to any benefit payments to be made at a later time, as


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     herein above provided, but rather benefit payments under the Plan shall be made from the general assets of the company at the time any
     such payment becomes due and payable.   Benefit payments under the
     Plan are to be taken as deductions for income tax purposes in the Company's fiscal year that they are actually made. At such time as any benefit payments are made, it shall be determined by the Company whether any portion thereof is allocable to any affiliates(s) of the Company because of their recipient having also served as a Corporate Officer of such affiliate(s); and, if such is the case, the Company may elect to obtain reimbursement from such affiliate(s) as appropriate, for such allocable portion. No participant or surviving spouse or beneficiary thereof shall have any proprietary rights of any nature whatsoever with respect to any benefit payments, unless and until such time a benefit payment is made to such participant or the surviving spouse or beneficiaries thereof, and then only as to the amount of such payment.

7.   NON-ALIENATION OF PAYMENTS

     Any benefits payable under the Plan shall not be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment or encumbrance of any kind, by will, or by inter vivos instrument. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such payment, whether currently or thereafter payable, shall not be recognized by the Committee or the Company. Any benefit payment due hereunder shall not in any manner be liable for, or subject to, the debts or liabilities of any participant or the surviving spouse or beneficiary thereof, as the case may be.

     If any such participant, surviving spouse or beneficiary shall attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any benefit payments to be made to that person under the Plan or any part thereof, or if by reason of such person's bankruptcy or other event happening at any time, such payments would devolve upon anyone else or would not be enjoyed by such person, then the Committee, in its discretion, may terminate such person's interest in any such benefit payment, and hold or apply it to or for the benefit of that person, the spouse, children, or other dependents hereof, or any of them, in such manner as the Committee may deem proper.

8.   INCOMPETENCY

     Every person receiving or claiming benefit payments under the Plan shall be conclusively presumed to be mentally competent until the date on which the Committee receives a written notice, in a form and manner acceptable to the Committee, that such person is incompetent and that a guardian, conservator, or other person legally vested with the care of his estate has bee appointed. In the event a guardian or


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     conservator of the estate of any person receiving or claiming benefit payment under the Plan shall be appointed by a court of competent jurisdiction, payments may be made to such guardian or conservator; provided that proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Committee. Any such payment so made shall be a complete discharge of any liability therefor.

9.   LIMITATION OF RIGHTS AGAINST THE COMPANY

     Participation in this Plan, or any modifications thereof, or the payments of any benefits hereunder, shall not be construed as giving to any participant any right to be retained in the service of the Company, limiting in any way the right of the Company to terminate such participant's employment at any time, evidencing any agreement or understanding express or implied, that the Company will employ such participant in any particular position or at any particular rate of compensation and/or guaranteeing such participant any right to receive any other form or amount of renumeration from the Company.

10.  CONSTRUCTION

     The Plan shall be construed, administered and governed in all respects under and by the laws of the State of Michigan. Wherever any words are used herein in the masculine, they shall be construed as though they were used in the feminine for all cases where they would so apply; and wherever any words are used herein in the singular or the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply. The words "hereof", "hereunder" and other similar compounds of the word "here" shall mean and refer to this entire document and not to any particular paragraph.

11.  LIABILITY

     Neither the Company nor any shareholder, director, officer or other employee of the Company or any member of the committee or any other person shall be jointly or severally liable for any act or failure to act hereunder, except for gross negligence or fraud.

12.  AMENDMENT OR TERMINATION OF THE PLAN

     The Company, by action of the Board, reserves the right to amend, modify, terminate or discontinue the Plan at any time; and such action shall be final, binding and conclusive as to all parties, including any participant hereunder, any surviving spouse or beneficiary thereof and all other Company employees and persons.



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13.  SUCCESSORS AND ASSIGNS

     The terms and conditions of the Plan, as amended and in effect from time to time, shall be binding upon the successors and assigns of the Company, including without limitation any entity into which the Company may be merged or with which the Company may be consolidated.